SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[X]   Preliminary Information Statement

                                               [_] Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14c-5(d)(2))

[_]   Definitive Information Statement

TAM OF HENDERSON, INC.
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(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

1)    Title of each class of securities to which transaction applies:

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2)    Aggregate number of securities to which transaction applies:

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3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)    Proposed maximum aggregate value of transaction:

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5)    Total fee paid:

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[_]   Fee paid previously with preliminary materials:

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[_]   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount previously paid:

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      2)    Form, Schedule or Registration Statement No.:

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      3)    Filing Party:

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      4)    Date Filed:

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                        P R E L I M I N A R Y   C O P Y

                             TAM OF HENDERSON, INC.
                               Shennan Zhong Road
                                 PO Box 031-046
                                 Shenzhen, China

                              INFORMATION STATEMENT
                              (Dated July __, 2006)

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE "ACTIONS", DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF THE SHAREHOLDERS WHO OWN A MAJORITY (APPROXIMATELY 65.1%) OF THE OUTSTANDING SHARES OF COMMON STOCK OF TAM OF HENDERSON, INC. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

                                     GENERAL

      This Information Statement is being furnished on or about the date first set forth above to holders (who are holders of record as of the close of business on July 20, 2006) of the common stock, $.001 par value per share ("Common Stock"), of TAM of Henderson, Inc., a Nevada corporation ("we" or the "Company"), in connection with the following (the "Actions"):

      1. Changing the name of the Company from TAM of Henderson, Inc. to Universal Travel Group, Inc.; and

      2. Amending and restating the Company's Articles of Incorporation, with the only amendment being the name change described above.

      Our Board of Directors has unanimously approved, and individuals who together own 19,800,000 shares (approximately 65.1%) of the 30,450,000 shares of Common Stock outstanding as of the date of this Information Statement, have consented in writing to, the Actions. Such approval and consent are sufficient under Section 78.320 of the Nevada General Corporation Law and our By-Laws to approve the Actions. Accordingly, the Actions will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

      The address of the Company is Shennan Zhong Road , PO Box 031-046, Shenzhen, China.

                                CHANGE IN CONTROL

      On June 20, 2006, Xiao Jun ("Jun"), the Company's former officer and director, consummated Jun's purchase of shares of capital stock of the Company in accordance with the terms and conditions of that certain Share Purchase Agreement (the "Purchase Agreement"), dated as of June 2, 2006, by and between Jun and the Seller, as defined in the Purchase Agreement. Pursuant to the Purchase Agreement, Jun acquired 8,000,000 shares of the Company's Common Stock for an aggregate purchase price of $435,000.00 (the "Stock Transaction"). After giving effect to the Stock Transaction, Jun held an aggregate of 8,000,000 shares of the 10,450,000 shares of the Company's Common Stock then issued and outstanding, constituting, in the aggregate, approximately 77% of the then issued and outstanding shares of Common Stock of the Company, effecting a change in the controlling interest of the Company.

      On July 12, 2006 (the "Effective Date"), the Company consummated the Merger Transaction, whereby Merger Sub of Tam, Inc. ("MST"), a wholly owned subsidiary of the Company, merged with and into Full Power Enterprises Global Limited, a corporation formed under the laws of the British Virgin Island ("FPEG"), pursuant to the terms and conditions of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 26, 2006, by and among the Company, FPEG, and Jiangping Jiang, Jiangxia Jiang, Luoluo Gao, Jingbo Zhang, Liangzhen Jin, Simple (Hong Kong) Investment & Management Company Limited, First Capital Limited, Value Global International Limited and China US Bridge Capital Limited (collectively, the "FPEG Shareholders"). As a result of the Merger Transaction, FPEG, the surviving corporation, became the Company's wholly owned subsidiary, and MST ceased to exist.

      As a result of the Merger Transaction, a change of control of the Company occurred as of the Effective Date. Prior to the Effective Date, the controlling shareholder of Company was Jun, who held approximately 77% of the then issued and outstanding shares of Common Stock of the Company. As of the Effective Date, the FPEG shareholders became the controlling shareholders of the Company, owning in the aggregate 65.7% of the issued and outstanding shares of Common Stock of the Company as of the Effective Date. Jiangping Jiang ("Jiang"), the Company's Chairman and Chief Executive Officer acquired 11,800,000 shares of the Common Stock of the Company. After giving effect to the Merger Transaction, Jiang is the owner of 38.8% of the issued and outstanding shares of the Common Stock of the Company.

                                   NAME CHANGE

      The Company intends to change its name from TAM of Henderson, Inc. to Universal Travel Group, Inc. The Company believes that this name change is appropriate because its business focus is in the travel industry. The change in the Company's name will become effective upon the Company's filing of its Amended and Restated Articles of Incorporation, described below, with the Secretary of State of Nevada.


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

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

      The Company intends to file with the Secretary of State of Nevada its Amended and Restated Articles of Incorporation, in the form attached hereto as Exhibit A, approximately 21 days after the date of this Information Statement. The only amendment to the Company's Articles of Incorporation will be with respect to the name of the Company. The restatement of the Company's Articles of Incorporation will serve to assemble all of the provisions of such Articles in one document.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The Company has 30,450,000 shares of Common Stock outstanding as of July 20 , 2006. The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of July [ ], 2006 by (i) each person who, to our knowledge, beneficially owns more than 5% of our Common Stock; (ii) each of our current directors and executive officers; and (iii) all of our current directors and executive officers as a group:

Name of                                                           Percent of
Beneficial Owner                           Number of Shares   Outstanding Shares
----------------                           ----------------   ------------------
Jiangping Jiang                               11,800,000             38.8%
Xiao Jun                                       8,000,000             26.3%
Xin Zhang                                          0                  0%
Hoi-Yui Lee                                        0                  0%
All Officers & Directors as a                 11,800,000             38.8%
Group (3 persons)

                                            By order of the Board of Directors,

                                            Jiangping Jiang,
                                            Chairman and Chief Executive Officer

July ___, 2006


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

                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             TAM OF HENDERSON, INC.

                                   * * * * * *

      I, Jiangping Jiang, Chief Executive Officer of TAM of Henderson, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, do hereby certify that the Articles of Incorporation of TAM of Henderson, Inc., originally filed with the Secretary of State of the State of Nevada on January 28, 2004, has been amended, and restated as amended, and such restatement has been approved in accordance with the provisions of Sections 78.390 and 78.403 of the General Corporation Law of the State of Nevada, and the following correctly sets forth the text of the Articles of Incorporation of TAM of Henderson, Inc. as amended to the date hereof:

1. NAME OF COMPANY:

      The name of the corporation (hereinafter called the "Corporation") is Universal Travel Group, Inc.

2. BOARD OF DIRECTORS:

      The affairs of the corporation shall be governed by a Board of Directors, which will consist of a maximum of nine (9) directors. The number of directors may from time to time be increased or decreased in such a manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

3. AUTHORIZED SHARES:

      The total authorized capital stock of the corporation shall be as follow:

      Seventy Million (70,000,000) shares of Class A Common Stock of the Par Value of $0.001 all of which shall be entitled to voting power.

      Two million (2,000,000) authorized Series A Preferred Shares with a par value of $0.001 and such other terms as determined by the board of Directors of the corporation prior to their issuance. Each Series A Preferred Share shall have voting rights and shall carry a voting weight equal to ten (10) Common Shares. Each Series A Preferred Share may be converted into ten (10) Common Shares upon approval by the Board of Directors of the corporation.

      Two million (2,000,000) authorized Series B Preferred Shares with a par value of $0.001 per share and such other terms as may be determined prior to their issuance by the Board of Directors. Each Series B Preferred Share shall have voting rights and shall carry a voting weight equal to two (2) Common Shares. Each Series B Preferred Share may be converted into two (2) Common Shares upon approval by the Board of Directors.

      One million (1,000,000) authorized Series C Preferred Shares with a par value of $0.001 per share and such other terms as may be determined by the Board of Directors prior to their issuance. No Series C Preferred Share shall have voting rights.

      The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution of resolutions.

4. PREEMPTIVE RIGHTS AND ASSESSMENT OF SHARES:

      Holders of Common Stock or Preferred Stock of the Corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the Corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

5. DIRECTORS' AND OFFICERS' LIABILITY:

      A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve international misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of the Article by stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts of omissions prior to such repeal of modification.

6. INDEMNITY:

      Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be contract right which may be


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

enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

      Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchased or maintain insurance on behalf of any person who is or was a director or officer.

7. AMENDMENTS:

      Subject at all times to the express provisions of Section 4 on the Assessment of Shares, this Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation of said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

8. POWER OF DIRECTORS:

      In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

      (a) The board of directors shall have the power to make, adopt, alter, amend and repeal the bylaws of this corporation without the ascent or vote of the stockholders, including, without limitation, the power to fix, from time to time, the number of directors which shall constitute the whole board of directors of this corporation subject to the right of the stockholders to alter, amend and repeal the bylaws made by the board of directors;

      (b) To authorize and caused to be executed mortgages and lines, with or without limitations as to amount, upon the real and personal property of the corporation;

      (c) To authorize the guaranty by the Corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

      (d) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;


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

      (e) By resolution adopted by the majority of the whole Board, to designate one or more committees to consist of one or more Directors of the Corporation, which, to the extent provided on the resolution or in the By-Laws of the Corporation, shall have and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

      All the corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

                                     * * * *

      The foregoing amendment and restatement of the Corporation's Articles of Incorporation has been approved by written consent of shareholders holding 19,800,00 (or approximately 65%) of the 30,450,000 shares of the Corporation's Common Stock outstanding as of July 20, 2005.

      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Articles of Incorporation to be signed by its duly authorized officer this ___ day of August 2006.

                                             TAM OF HENDERSON, INC.

                                             By: /s/
                                                 -------------------------------
                                             Name:  Jiangping Jiang
                                             Title: Chief Executive Officer


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